UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2015

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Depomed, Inc. (“Depomed” or the “Company”) will file a complaint today against Horizon Pharma plc (“Horizon”) in the Superior Court of the State of California for the County of Santa Clara.  As more fully described in the complaint, among other things, Horizon’s unsolicited bid to acquire the Company is predicated on the improper and unlawful use of highly confidential and proprietary information related to NUCYNTA, Depomed’s leading product.  Depomed seeks through its complaint an injunction to prevent Horizon from continuing its improper and unlawful use of Depomed’s highly confidential and trade secret data, and to prevent Horizon from continuing to make and failing to correct its false and misleading statements in connection with its attempt to acquire Depomed, among other relief.  A copy of the complaint is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibit is furnished as part of this Report.

Exhibit Number	Description
99.1	Complaint to be filed by Depomed, Inc. on August 3, 2015 in the Superior Court of the State of California for the County of Santa Clara

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: August 3, 2015
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

3